Exhibit 99.1

10990 Roe Avenue

Overland Park, KS 66211-1213

(913) 696-6100

(913) 696-6116 FAX

NEWS RELEASE

YELLOW CORPORATION

October 20, 2003

For Immediate Release

YELLOW AND ROADWAY CERTIFY RESPONSES TO DOJ SECOND REQUEST

OVERLAND PARK, KAN. — Yellow Corporation (NASDAQ: YELL) (Yellow) and Roadway Corporation (NASDAQ: ROAD) (Roadway) received on August 18, 2003, a second request for additional information from the U.S. Department of Justice (DOJ) related to its antitrust review of the pending Yellow acquisition of Roadway. Effective October 17, 2003, Yellow and Roadway have each certified substantial compliance with the request.

Yellow Corporation, a Fortune 500 company, is a holding company that through wholly-owned operating subsidiaries offers its customers a wide range of asset and non-asset-based transportation services integrated by technology. Its largest subsidiary, Yellow Transportation, offers a full range of regional, national and international services for the movement of industrial, commercial and retail goods. Meridian IQ is a non-asset global transportation management company that plans and coordinates the movement of goods worldwide. Yellow Technologies provides innovative technology solutions and services exclusively for Yellow Corporation companies. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 23,000 people.

Roadway Corporation, a Fortune 500 company included in the Dow Jones Transportation Average, is a holding company that through its operating subsidiaries offers its customers a wide range of transportation services. Its principal subsidiaries include Roadway Express and Roadway Next Day Corporation. Roadway Express is a leading transporter of industrial, commercial and retail goods in the two to five day regional and long-haul markets. Roadway Next Day Corporation is focused on business opportunities in the shorter-haul regional and next day markets. Headquartered in Akron, Ohio, Roadway Corporation employs approximately 27,000 people.

Analyst Contact:	Stephen Bruffett
Yellow Corporation
913-696-6108
steve.bruffett@yellowcorp.com

Media Contact:	Suzanne Dawson
Linden Alschuler & Kaplan
212-329-1420
sdawson@lakpr.com